For  Immediate  Release

           LANTRONIX, INC. REPORTS FISCAL 2004 SECOND QUARTER RESULTS

   COMPANY RECORDS SECOND CONSECUTIVE QUARTER OF REVENUE GROWTH AND REDUCED CASH USAGE; SALES OF XPORT REACH 5% OF REVENUES, ONE QUARTER AHEAD OF EXPECTATIONS

     IRVINE, CA, FEBRUARY 5, 2004 - Irvine, CA - Lantronix, Inc. (NASDAQ: LTRX) today reported results for its second fiscal quarter ended December 31, 2003:

     Revenues for the second fiscal quarter ended December 31, 2003 were $12.5 million, an improvement from the prior quarter when the company reported $12.2 million in revenue.

     Net loss was reduced to $(5.3) million, or $(0.09) per share for the second fiscal quarter 2004, compared with net loss of $(7.1) million, or $(0.13) per share for the same quarter in fiscal 2003.

     Cash and cash equivalents and marketable securities decreased approximately $214,000 during the quarter, in line with the company's earlier guidance and representing a reduction from the prior quarter's cash usage of $611,000.

     For the second fiscal quarter ended December 31, 2003, the company reported revenues of $12.5 million and net loss of $(5.3) million, or $(0.09) per share, compared with revenues of $12.7million and net loss of $(7.1) million, or $(0.13) per share for the second fiscal quarter ended December 31, 2002 and revenues of $12.2 million and net loss of $(3.0) million, or $(0.05) per share for the quarter ended September 30, 2003.

     Results for the second fiscal quarter 2004 were impacted by a non-cash impairment charge of $3.0 million related certain goodwill and purchased intangible assets of Premise Systems, Inc., which was acquired by the company during fiscal year 2002. The impairment expense included approximately $0.8 million charged to cost of sales and $2.2 million charged to operating expenses. The net loss of $(5.3) million for the quarter included the impairment charge of $3.0 million.

     Cash and cash equivalents and marketable securities decreased approximately $214,000 during the quarter ended December 31, 2003, compared with a decrease of $4.3 million for the same period a year earlier, and compared with a decrease of $611,000 in the quarter ended September 30, 2003.

     "We have made substantial progress over the past year in both financial performance and company positioning. Although our increase in revenue from the prior quarter was modest, results for the December quarter represent our second consecutive period of revenue growth and reinforce our belief that the core Device Networking and IT Management product lines are beginning to experience increased demand," stated Marc Nussbaum, president and CEO.

     "Sales in our core businesses of IT Management and Device Networking were up 6.7% from the prior quarter. Sales of the company's flagship embedded XPort family reached 5% of sales for the second fiscal quarter ended December 31, 2003, one quarter ahead of earlier guidance."

(a)     FISCAL  2004  OUTLOOK

     The following statements are forward-looking and are based on current expectations. Statements about future revenues, product successes or sales, or cash usage are subject to variations in any specific period. Actual results may differ materially from those described below. The company undertakes no obligation to update this release.

     "During the third quarter, we look forward to continued improvement in our core business and operational fundamentals with cash usage in the range of $1 million," said Nussbaum.


About  Lantronix

Lantronix, Inc. (Nasdaq: LTRX) is a provider of hardware and software solutions ranging from systems that allow users to remotely manage network infrastructure equipment to technologies that network-enable products and appliances. Lantronix was established in 1989, and its worldwide headquarters are in Irvine, Calif. For more information, visit the company on the Internet at www.lantronix.com.
-----------------


This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of the Company that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by the Company with the SEC, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.

Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: business and economic conditions and growth trends in our industry and target markets, as well as the geographic regions we serve; variations in customer demand for products and services; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; litigation involving patents, intellectual property, antitrust, stockholder and other matters, including the cost of pending litigation; and other factors. For example, our future cash usage could be substantially different from our projects if our operating costs or demand for our products varied from our projections.

The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's current results of operations are not necessarily indicative of its operating results for any future periods. Although any projections included in this release and the factors influencing them will likely change, the Company undertakes no obligation to update the information. Such information speaks only as of the date of this release.

                                      # # #

Lantronix is a registered trademark of Lantronix, Inc. All other trademarks are properties of their respective owners.

     Media  Contacts:  Jim  Kerrigan,  CFO  Lantronix  949-453-3990



                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                                 (IN THOUSANDS)


                                                      DECEMBER 31,    JUNE 30,
                                                          2003          2003
                                                      (UNAUDITED)
Cash and cash equivalents and marketable securities  $      10,253   $  14,078
Accounts receivable, net. . . . . . . . . . . . . .          3,000       3,858
Inventories . . . . . . . . . . . . . . . . . . . .          5,698       6,011
Goodwill, net . . . . . . . . . . . . . . . . . . .          9,488      11,726
Purchased intangible assets, net. . . . . . . . . .          3,122       5,394
Long-term investments . . . . . . . . . . . . . . .          5,045       5,458
Total assets. . . . . . . . . . . . . . . . . . . .         53,576      62,856

Accumulated deficit . . . . . . . . . . . . . . . .       (148,728)   (140,424)
Total stockholders' equity. . . . . . . . . . . . .         31,501      37,717



                     SELECTED UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS DATA
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              THREE MONTHS ENDED   SIX MONTHS ENDED
                                                                DECEMBER 31,         DECEMBER 31,
                                                                2003      2002      2003      2002
                                                              --------  --------  --------  ---------
Net revenues . . . . . . . . . . . . . . . . . . . . . . . .  $12,532   $12,658   $24,762   $ 25,339
Cost of revenues . . . . . . . . . . . . . . . . . . . . . .    7,695     7,687    13,807     15,883
                                                              --------  --------  --------  ---------

Gross profit . . . . . . . . . . . . . . . . . . . . . . . .    4,837     4,971    10,955      9,456
                                                              --------  --------  --------  ---------

Operating expenses:
     Selling, general and administrative . . . . . . . . . .    5,540     8,208    12,245     16,079
     Research and development. . . . . . . . . . . . . . . .    1,990     3,117     3,974      5,547
     Stock-based compensation. . . . . . . . . . . . . . . .       63       335       218        780
     Amortization of purchased intangible assets . . . . . .      145       228       289        456
     Impairment of goodwill and purchased intangible assets.    2,252               2,252
     Restructure charges . . . . . . . . . . . . . . . . . .        -         -                4,929
                                                              --------  --------  --------  ---------
Total operating expenses . . . . . . . . . . . . . . . . . .    9,990    11,888    18,978     27,791
                                                              --------  --------  --------  ---------

Loss from operations . . . . . . . . . . . . . . . . . . . .   (5,153)   (6,917)   (8,023)   (18,335)

Interest income (expense), net . . . . . . . . . . . . . . .       11        75        35        267
Other income (expense), net. . . . . . . . . . . . . . . . .      (10)     (318)     (180)      (408)
                                                              --------  --------  --------  ---------

Loss before income taxes . . . . . . . . . . . . . . . . . .   (5,152)   (7,160)   (8,168)   (18,476)

Provision (benefit) for income taxes . . . . . . . . . . . .      103       (38)      136         48
                                                              --------  --------  --------  ---------

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .  $(5,255)  $(7,122)  $(8,304)  $(18,524)
                                                              ========  ========  ========  =========

Basic and diluted net loss per share . . . . . . . . . . . .  $ (0.09)  $ (0.13)  $ (0.15)  $  (0.34)
                                                              ========  ========  ========  =========

Weighted average shares (basic and diluted). . . . . . . . .   57,098    53,947    55,693     53,932
                                                              ========  ========  ========  =========